Exhibit 99.2

PAREXEL INTERNATIONAL CORPORATION

UNAUDITED CONDENSED COMBINED PRO FORMA FINANCIAL STATEMENTS

The following unaudited condensed combined pro forma financial statements have been prepared to give effect to the acquisition by PAREXEL International Corporation (“PAREXEL” or the “Company”) of ClinPhone plc (“ClinPhone”) on August 14, 2008 (the “ClinPhone Acquisition”), using the purchase method of accounting and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements. These unaudited pro forma condensed combined financial statements were prepared as if the ClinPhone Acquisition had been completed as of July 1, 2007 with respect to the pro forma combined statement of operations and as of June 30, 2008 with respect to the pro-forma combined balance sheet. The historical consolidated financial information has been adjusted to give effect to pro forma events that are directly attributable to the merger and factually supportable.

The unaudited pro forma condensed combined financial statements are based upon the respective historical combined financial statements of the Company and ClinPhone. These unaudited pro forma condensed combined financial statements should be read in conjunction with: (i) PAREXEL’s Annual Report on Form 10-K for the year ended June 30, 2008 filed on August 27, 2008; (ii) ClinPhone’s audited financial statements for the twelve months ended February 29, 2008, included in this Form 8-K as Exhibit 99.1; and (iii) the accompanying notes to the unaudited pro forma condensed combined financial statements. The financial statements of ClinPhone for the twelve months ended February 29, 2008 included as Exhibit 99.1 to this Form 8-K have been prepared under International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and presented in pounds sterling (“GBP”), whereas all amounts for PAREXEL for the year ended June 30, 2008 included herein have been presented in U.S. dollars and prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”).

Because PAREXEL and ClinPhone had fiscal years ending at different times, the unaudited pro forma condensed combined financial statements include the unaudited results of ClinPhone’s operations for the twelve months ended May 31, 2008 and the unaudited balance sheet as of May 31, 2008. These unaudited statements are presented in U.S. dollars and have been prepared in accordance with US GAAP. The unaudited financials for the twelve months ended May 31, 2008 were translated to $ US using a rate of 2.0022 $ US to 1.0 pound sterling. The unaudited balance sheet as of May 31, 2008 was translated to $ US using a rate of 1.9762 $ US to 1.0 pound sterling for the assets and liabilities. The equity accounts were translated to $ US using an average rate of 1.8589 $ US to 1.0 pound sterling.

The unaudited pro forma condensed combined financial statements include adjustments, which are based upon preliminary estimates, to reflect the allocation of the purchase price to the acquired assets and assumed liabilities of ClinPhone. The preliminary allocation of the purchase price is subject to change pending the completion of the final valuation study and allocation of the purchase consideration. The Company intends to complete this valuation and establish a final purchase price allocation by August 14, 2009.

The unaudited pro forma condensed combined financial statements are intended for informational purposes only and, in the opinion of management, are not necessarily indicative of the financial position or results of operations of the Company had the ClinPhone Acquisition actually been effected as of the dates indicated, nor are they indicative of the Company’s future financial position or results of operations.

The unaudited pro forma condensed combined financial statements do not include potential cost savings from operating efficiencies or synergies that may result from the ClinPhone Acquisition but does include the elimination of certain non-recurring expenses related to the merger.

PAREXEL INTERNATIONAL CORPORATION

UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENT OF INCOME

	For the twelve months ended
	6/30/2008 PXL	5/31/2008 Pro Forma ClinPhone	Pro Forma Adjustments		6/30/2008 Pro Forma
Service revenue	$964,283	$94,241			$1,058,524
Reimbursement revenue	198,687	—			198,687

Total revenue	1,162,970	94,241	—		1,257,211

Costs and expenses:
Direct costs	629,399	38,479			667,878
Reimbursable out-of-pocket expenses	198,687	—			198,687
Selling, general and administrative	211,392	49,863	(6,754	) a	254,501
Depreciation	33,005	3,225			36,230
Amortization	4,681	8,123	(1,169	) b	11,635
Restructuring benefits	(860)	—			(860)

Total costs and expenses	1,076,304	99,690	(7,923)		1,168,071

Income from operations	86,666	(5,449)	7,923		89,140

Interest income	22,018	809			22,827
Interest expense	(23,767)	(2,391)	(8,552	) c	(34,710)
Other income, net	620	—			620

Total other expense, net	(1,129)	(1,582)	(8,552)		(11,263)

Income before provision for income taxes and minority interest expense	85,537	(7,031)	(629)		77,877

Provision (benefit) for income taxes	20,026	(5,675)	3,882	d	18,233
Minority interest expense, net of tax	871	—			871

Net income (loss)	$64,640	$(1,356)	$(4,511)		$58,773

Earnings per share:
Basic	$1.16				$1.05
Diluted	$1.12				$1.02

Weighted average shares:
Basic	55,896				55,896
Diluted	57,461				57,461

See Notes to Unaudited Condensed Combined Pro Forma Financial Statements

PAREXEL INTERNATIONAL CORPORATION

UNAUDITED CONDENSED COMBINED PRO FORMA BALANCE SHEET

	6/30/2008 PXL	5/31/2008 ClinPhone	Pro Forma Adjustments		6/30/2008 Pro forma
ASSETS
Current assets:
Cash and cash equivalents	$51,918	$5,331			$57,249
Billed and unbilled accounts receivable, net	475,816	19,435			495,251
Prepaid expenses	16,789	2,492			19,281
Deferred tax assets	21,081	—			21,081
Income taxes receivable	2,198	—			2,198
Other current assets	13,479	—			13,479

Total current assets	581,281	27,258			608,539

Property and equipment, net	137,133	7,179			144,312
Goodwill	147,664	64,231	42,713	a	254,608
Other intangible assets, net	34,608	25,495	61,539	b	121,642
Non-current deferred tax assets	3,393	2,288			5,681
Long-term income taxes receivable	25,727	—			25,727
Other assets	18,265	77			18,342

Total assets	$948,071	$126,528	$104,252		$1,178,851

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Notes payable and current portion of long-term debt	$66,474	$1,879	$52,121	c	$120,474
Accounts payable	22,470	6,214			28,684
Deferred revenue	213,126	—			213,126
Accrued expenses	35,438	10,570			46,008
Accrued restructuring charges, current portion	2,834	—			2,834
Accrued employee benefits and withholdings	77,176	—			77,176
Current deferred tax liabilities	14,343	1,223			15,566
Income taxes payable	—	1,273			1,273
Other current liabilities	2,885	2,026			4,911

Total current liabilities	434,746	23,185	52,121		510,052
Long-term debt, net of current portion	3,465	19,143	133,830	c	156,438
Non-current deferred tax liabilities	23,069	8,259			31,328
Long-term accrued restructuring charges, less current portion	2,410	—			2,410
Long-term income tax liabilities	45,467	—			45,467
Other liabilities	7,833	108			7,941

Total liabilities	516,990	50,695	185,951		753,636
Minority interest in subsidiary	2,990	—			2,990
Stockholders’ equity:		—
Preferred stock	—	—			—
Common stock	567	1,252	(1,252	) d	567
Additional paid-in capital	209,410	48,335	(48,335	) d	209,410
Retained earnings	165,885	26,246	(32,112	) e	160,019
Accumulated other comprehensive income	52,229	—			52,229

Total stockholders’ equity	428,091	75,833	(81,699)		422,225

Total liabilities and stockholders’ equity	$948,071	$126,528	$104,252		$1,178,851

See Notes to Unaudited Condensed Combined Pro Forma Financial Statements

PAREXEL INTERNATIONAL CORPORATION

NOTES TO UNAUDITED CONDENSED COMBINED PRO FORMA FINANCIAL STATEMENTS

The unaudited pro forma condensed combined financial statements included herein have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission. Certain information and certain footnote disclosures normally included in the financial statements prepared in accordance with US GAAP have been condensed or omitted pursuant to such rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading.

Basis of Pro Forma Presentation

On August 14, 2008, PAREXEL acquired all the issued shares of ClinPhone plc, a company traded on the London Stock Exchange, (“ClinPhone”), for approximately $172 million U.S. Dollars (USD) in cash, and repaid approximately $20 million of ClinPhone debt. By combining ClinPhone with Perceptive Informatics, Perceptive is now one of the industry’s largest providers of telecommunications and web-based (“eClincial”) technologies for clinical research. The combined company offers unprecedented access to eClinical technologies and resources, providing clients and service providers with the benefits of an extensive line of products and services throughout the entire clinical development lifecycle.

PAREXEL arranged a $315 million USD facility with JPMorgan Chase Bank, N.A. and Keybank National Association in order to fund the acquisition and costs related to the acquisition, and to refinance the existing debt of ClinPhone and PAREXEL.

The unaudited pro forma combined statement of income for the year ended June 30, 2008 gives effect to the ClinPhone Acquisition as if it had occurred on July 1, 2007. The unaudited pro forma combined balance sheet as of June 30, 2008 was prepared as if the ClinPhone Acquisition had been consummated on July 1, 2007.

Purchase Price Allocation

The total purchase price was allocated to the tangible and intangible assets and liabilities acquired based on fair value, with any excess recorded as goodwill. These estimates of fair value and the purchase price are subject to finalization in the first quarter of Fiscal Year 2010. The following table summarizes the purchase price allocation for ClinPhone (in thousands):

Purchase Price:
Cash paid, net of cash acquired	$185,297

Total	$185,297

Allocations:
Fair value of assets acquired
Accounts receivable	$20,269
Other current assets	2,177
Property and equipment, net	10,719
Goodwill	106,944
Other intangible assets, net	87,034
Liabilities assumed
Accounts payable	(8,628)
Current liabilities	(10,233)
Deferred revenues	(10,764)
Other liabilities	(12,221)

Net assets acquired	$185,297

PAREXEL INTERNATIONAL CORPORATION

Pro Forma Adjustments

Statement of Income

(a)	Elimination of non-recurring expenses related to the merger including listing fees and broker fees.

(b)	Adjustment of historic ClinPhone amortization costs to revised amortization expense giving effect to preliminary intangible valuations.

(c)	Incremental interest related to new debt used to finance the ClinPhone acquisition, based upon incremental debt of $206 million at an annual interest rate of 5%.

(d)	Tax adjustment to eliminate ClinPhone taxes and record new tax based on PXL effective tax rate.

Balance Sheet

(a)	Incremental goodwill related to acquisition

(b)	Incremental intangible assets related to the acquisition.

(c)	Incremental new debt used to finance the ClinPhone acquisition.

(d)	Equity method elimination of ClinPhone.

(e)	Equity method elimination of ClinPhone and incremental net loss related to pro forma income statement.

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